Searay Foods Inc.,
Searay Foods USA Inc., and
Morgan Foods Inc.
(Collectively as Searay Foods Inc. and Affiliates)

Unaudited Condensed Combined Financial Statements
as of June 30, 2026 and December 31, 2025
and for the Six Months Ended June 30, 2026 and 2025

TABLE OF CONTENTS

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2026 AND DECEMBER 31, 2025, AND FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025:
Page

CONDENSED COMBINED BALANCE SHEETS 1
CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME 2
CONDENSED COMBINED STATEMENTS OF MEZZANINE EQUITY AND CHANGES IN SHAREHOLDERS’ DEFICIT 3
CONDENSED COMBINED STATEMENTS OF CASH FLOWS     4
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS     5 - 10

SEARAY FOODS INC. AND AFFILIATES
CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
(in US Dollars, except share count data)

SEARAY FOODS INC. AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in US Dollars)

2026	2025
Net revenue	$ 24,664,951	$ 23,693,309
TOTAL NET REVENUE	**24,664,951**	**23,693,309**
Cost of revenue	(18,952,061)	(17,959,487)
TOTAL COST OF REVENUE	**(18,952,061)**	**(17,959,487)**
GROSS PROFIT	**5,712,890**	**5,733,822**
Distribution, selling, and administrative expenses	(2,477,017)	(2,306,573)
INCOME FROM OPERATIONS	**3,235,873**	**3,427,249**
Interest expense	(6,288)	(13,286)
Other income, net	8,475	19,545
INCOME BEFORE INCOME TAXES	**3,238,060**	**3,433,508**
Income tax expense	(852,293)	(955,464)
NET INCOME	**2,385,767**	**2,478,044**
Other comprehensive income, net of tax	80,523	1,073,258
COMPREHENSIVE INCOME	**$ 2,466,290**	**$ 3,551,302**

SEARAY FOODS INC. AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF MEZZANINE EQUITY AND CHANGES IN SHAREHOLDERS’ DEFICIT (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in US Dollars, except share count data)

SEARAY FOODS INC. AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in US Dollars)

SEARAY FOODS INC. AND AFFILIATES
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
AND FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

1.ORGANIZATION AND NATURE OF ACTIVITIES

Searay Foods Inc. (“Searay CA”) was incorporated under the Business Corporations Act of British Columbia on May 7, 1996. Morgan Foods Inc. (“Morgan”) was incorporated under the same Act on September 15, 2006. Searay Foods USA Inc. (“Searay USA”) was incorporated on December 15, 2023 under Washington Business Corporation Act. These three entities (collectively, the “Group”) are under common ownership by the same group of owners. The Group operates as an importer, wholesaler, and distributor of ethnic and specialty frozen seafood products.

The functional currencies of Searay CA and Morgan, whose primary operations are in Canada, are the Canadian dollar. The functional currency of Searay USA, whose operations are in the United States, is the U.S. dollar. For financial reporting purposes, the Group determined its reporting currency to be U.S. dollar; accordingly, the financial statements of the combined entities are translated into U.S. dollars. Refer to the Comprehensive Income section of Note 2 for the Group’s foreign currency translation policy and its effect on the condensed combined financial statements.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination - The condensed combined financial statements and accompanying notes of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying condensed combined financial statements include the accounts of Searay CA, Morgan, and Searay USA. The financial statements are presented on a combined basis in accordance with Accounting Standards Codification (“ASC”) 810 –Consolidation. All significant inter-Group balances and transactions have been eliminated in combination.

Certain information and footnote disclosures normally included in the annual combined financial statements have been condensed or omitted pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Because the unaudited interim combined financial statements do not include all of the information and notes required by U.S. GAAP for a complete set of combined financial statements, they should be read in conjunction with the audited combined financial statements and notes included in the Group’s financial statements for the year ended December 31, 2025.

Revenue Recognition - Revenue is recognized when the Group satisfies its performance obligations and control of the products transfers to the customer, which occurs upon shipment or delivery depending on the applicable shipping terms. Shipping and handling activities are considered fulfillment activities rather than separate performance obligations, and all revenue is recognized at a point in time. Revenue is recognized net of discounts, returns, allowances, and other sales incentives, which totaled approximately $157,513 and $262,899 for the six months ended June 30, 2026 and 2025, respectively. Customer payment terms generally require payment within 30 days and therefore do not include a significant financing component. Taxes collected from customers and remitted to governmental authorities are presented on a net basis.

Income Taxes-For interim periods, the provision for income taxes is determined using an estimate of the annual effective tax rate for each taxing jurisdiction, applied to year-to-date ordinary income before income taxes, adjusted for discrete items, if any, that are recognized in the period in which they occur. Jurisdictions with losses for which no tax benefit can be recognized are excluded from the estimated annual effective tax rate. See Note 9 – Income Taxes for additional information.

Comprehensive Income - Comprehensive income consists of net income and other comprehensive income. The functional currencies of Searay CA and Morgan are the Canadian dollar, while the functional currency of Searay USA and the Group’s reporting currency are the U.S. dollar. Accordingly, the financial statements of the combined entities are translated into U.S. dollars for reporting purposes. Assets and liabilities are translated using exchange rates in effect at the balance sheet date, revenues and expenses are translated using average exchange rates for the reporting period, and equity accounts are translated using historical exchange rates. Resulting foreign currency translation adjustments are recognized in other comprehensive income in the condensed combined statements of operations and comprehensive income and accumulated within accumulated other comprehensive loss in the condensed combined balance sheets.

3.ACCOUNTS RECEIVABLE, NET

The Group's accounts receivable, net consists of the following:

	June 30, 2026	December 31, 2025
Accounts receivable	$5,624,230	$5,988,707
Allowance for credit losses	-	-
Total	$5,624,230	$5,988,707

For the six months ended June 30, 2026 and 2025, the Group incurred $449 and $2,874 of bad debt expense, respectively.

4.INVENTORIES, NET

The Group’s inventories primarily consist of frozen seafood and related products. For the six months ended June 30, 2026 and 2025, inventory write off amount is $29,638 and $1,685, respectively, to adjust the carrying value of the inventory to its net realizable value. Inventory write-offs are presented in cost of revenue in the condensed combined statements of operations and comprehensive income.

5.PROPERTY AND EQUIPMENT, NET

The Group's property and equipment, net is as follows at June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Computer Equipment Equipment Furniture and Fixtures Leaseholds and improvements Motor Vehicles	$40,234 1,381,671 84,037 353,178 1,105,136	$40,755 1,406,604 85,631 359,923 1,126,242
Less Accumulated Depreciation	(2,582,077)	(2,568,274)
Total	$382,179	$450,881

Total depreciation on property and equipment for the six months ended June 30, 2026 and 2025 was $61,934 and $84,775, respectively, and is recorded in distribution, selling and administrative expenses within the condensed combined statements of operations and comprehensive income.

6.INTANGIBLE ASSETS, NET

The Group's intangible assets, net are as follows at June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Computer Software	$39,025	$39,771
Less Accumulated Amortization	(38,890)	(39,586)
Total	$135	$185

Amortization of intangible assets was $47 and $111 for the six months ended June 30, 2026 and 2025, respectively, and is recorded in distribution, selling and administrative expenses within the condensed combined statements of operations and comprehensive income.

7.LEASES

Lessee arrangements—Searay CA leases office and warehouse space under an operating lease with a related-party entity under common ownership with Searay CA. The components of lease costs, which are recorded in distribution, selling, and administrative expenses within the condensed combined statements of operations and comprehensive income, were as follows:

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Operating lease cost	$338,568	$333,748
Variable lease cost	2,546	112,506
Total	$341,114	$446,254

8.DEBT

Revolving Credit Facility-The Group maintains revolving demand credit facilities with Royal Bank of Canada (“RBC”). Under the agreements, Searay CA and Morgan may borrow under separate revolving facilities, subject to an aggregate borrowing limit of $9 million Canadian dollars. As of June 30, 2026 and December 31, 2025, there were no outstanding balances under the revolving credit facilities.

9.INCOME TAXES

Searay CA and Morgan are subject to Canadian federal and British Columbia income taxes at a combined statutory rate of 27%. Searay USA is subject to United States federal and California income taxes.

The effective tax rate was 26.3% and 27.8% for the six months ended June 30, 2026 and 2025, respectively. The effective tax rate for 2026 is lower than the combined Canadian federal and British Columbia statutory rate of 27% primarily due to income of Searay USA for which no tax expense is recognized due to the utilization of net operating loss carryforwards subject to a full valuation allowance, and intercompany profit eliminations for which no tax effect is recorded. The effective tax rate for 2025 is higher than the statutory rate primarily due to intercompany profit eliminations for which no tax effect is recorded and non-deductible expenses.

There were no discrete tax items recognized in the six months ended June 30, 2026 or 2025, and no significant changes to the Group’s unrecognized tax benefits during the six months ended June 30, 2026.

10.MEZZANINE EQUITY AND SHAREHOLDERS' DEFICIT

As of June 30, 2026 and December 31, 2025, Searay CA’s authorized share capital consists of an unlimited number of Class A, B, C, and D common shares and Class E, F, G, H, I, and J preferred shares. Class A common shares are voting and participating with par value of $0.075 per share, while Class B, C, and D common shares are non-voting and participating with a par value of $1.00 per share. Class E through Class J preferred shares have varying voting, participation, par value, redemption, and retraction provisions.

As of June 30, 2026 and December 31, 2025, Morgan was authorized to issue an unlimited number of Class A voting common shares with a par value of $0.075 per share, as well as an unlimited number of Class B voting common shares and Class C and Class D non-voting common shares, each without par value. Morgan is also authorized to issue an unlimited number of Class E non-voting and Class F non-voting, retractable and redeemable preferred shares without par value.

As of June 30, 2026 and December 31, 2025, the Group's capitalization consisted of the following:

	Original Issue Price	Shares Authorized	Shares Issued & Outstanding	Liquidation Preference	Current Conversion Rate to Common Stock
Searay CA - Class A Common	$ 0.075	Unlimited	200	$15	1.0
Searay CA - Class H Preferred	0.01	Unlimited	19,357	12,836,776	1.0
Searay CA - Class I Preferred	0.01	Unlimited	9,043	5,982,971	1.0

Morgan – Class A Common	0.075	Unlimited	200	15	1.0
Morgan – Class E Preferred	$0.00	Unlimited	15,662	10,404,882	1.0
		Unlimited	44,462	$29,224,659
Preferred Stock can be redeemed at the option of either the holder or the Group. Because a holder can require redemption, the redemption isn't solely within the Group's control. The Preferred Stock is therefore classified as mezzanine equity, outside of permanent shareholders' deficit, in the condensed combined balance sheets in accordance with U.S. GAAP, and is carried at its redemption value. During the six months ended June 30, 2026 and 2025, the Group declared dividends on the Preferred Stock of $- and $1,452,327, respectively. These dividends were recorded as a reduction of accumulated deficit and did not change the carrying amount of the Preferred Stock.
During the six months ended June 30, 2026 and 2025, the Group did not redeem any shares of Class E, H, and I Preferred Stock. As of June 30, 2026 and December 31, 2025, 15,662 shares of Class E, 19,357 shares of Class H, and 9,043 shares of Class I Preferred Stock were outstanding, with aggregated redemption values of $10,404,882, $12,836,776, and $5,982,971, respectively. As of June 30, 2026 and December 31, 2025, unpaid preferred stock redemption liability amounted to $6,535,566 and is recorded within the payable for preferred stock redemption – related parties in the condensed combined balance sheets.

11.RELATED-PARTY TRANSACTIONS

Warehouse and Office Space Lease - Searay CA leases office and warehouse space under an operating lease (“Searay lease”) with a related-party entity under common ownership with Searay CA. The lease commenced in May 2023 and is currently set to expire in April 2028. Refer to Footnote 7 for more information. During the six months ended June 30, 2026 and 2025, Searay CA made lease payments of $341,114 and $446,254 related to the Searay lease.
Advances To and Repayments From Shareholders and Their Affiliated Entities - From time to time, certain shareholders and entities controlled by those shareholders provide financing to the Group to support its operations. The Group also makes payments to or on behalf of, and receives advances from, certain shareholders and entities controlled by those shareholders. These arrangements are unsecured, non-interest-bearing, and due on demand.

During the six months ended June 30, 2026 and 2025, the Group advanced $1,824,454 and $- to shareholders and their affiliated entities and received repayments of $414,371 and $-, respectively. As of June 30, 2026 and December 31, 2025, amounts due from shareholders and their affiliated entities were $4,822,322 and $3,003,620, respectively. Based on the nature of the arrangements, including the related-party relationship and the absence of customary lending terms, amounts due from shareholders and their affiliated entities are presented as a reduction of shareholders’ deficit in the condensed combined balance sheets.
12.CONCENTRATION OF RISK

The Group maintains its cash balances with high-credit-quality financial institutions in Canada and the United States. Canadian dollar-denominated bank accounts are insured by the Canada Deposit Insurance Corporation (“CDIC”) up to CAD $100,000 per insured category at each member institution. The Group’s cash balances may exceed these insured limits. As of June 30, 2026, cash balances in excess of CDIC-insured limits were approximately USD $2,494,723 (CAD $3,501,094). As of December 31, 2025, cash balances in excess of CDIC-insured limits were approximately USD $118,670 (CAD $163,420).

U.S. dollar-denominated bank accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to US $250,000 per depositor, per insured bank, for each account ownership category. As of June 30, 2026 and December 31, 2025, the Group’s cash balances held with U.S. financial institutions did not exceed applicable FDIC insurance limits.

The composition of the significant customers and vendors are included in the table below:

Accounts Receivable, as of		Revenue for Six Months ended
June 30, 2026		June 30, 2026
Customer B Customer A	25% 10%	Customer A	17%

Accounts Receivable, as of		Revenue for Six Months ended
June 30, 2025		June 30, 2025
Customer B Customer A	18% 11%	Customer A	17%
Inventories Purchases for Six Months ended June 30, 2026		Inventories Purchases for Six Months ended June 30, 2025

Vendor C Vendor D	17% 11%	Vendor C Vendor D	15% 11%
13.COMMITMENTS AND CONTINGENCIES

Litigation- From time to time, the Group is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. While management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Group, we cannot predict with reasonable assurance the outcome of these legal actions. brought against us, as they are subject to uncertainties.

14.SUBSEQUENT EVENT

The Group has evaluated subsequent events through November 6, 2026, the date that the unaudited condensed financial statements were available to be issued.

Acquisition

On August 31, 2026, HF Foods Group Inc. (“HF Foods”), through its subsidiaries, completed the acquisition of 100% of the issued and outstanding equity interests of Searay CA and Morgan and certain assets Searay USA pursuant to a Securities Purchase Agreement dated July 17, 2026, as amended on August 27, 2026.

Per the terms of the agreement, the aggregate base purchase price was approximately CAD$47.9 million, consisting of approximately CAD$38.4 million in cash and 1,701,871 shares of HF Foods common stock, valued at USD$4.00 per share at closing. The former shareholders of the Group are also eligible to receive additional contingent consideration based on the achievement of specified EBITDA targets during the two- to three-year period following the acquisition.